UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PREMIUM STANDARD FARMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	43-1755411 (I.R.S. Employer Identification No.)

805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri (Address of Principal Executive Offices)	64105 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-123260

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

TABLE OF CONTENTS

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered

     A description of the common stock, par value $0.01 per share, of Premium Standard Farms, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus which constitutes a part of the Registrant’s Registration Statement on Form S-1 No. 333-123260, filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2005, as amended by Amendment No. 1 to the Registration Statement, filed with the Commission on May 24, 2005, and as may be further amended, and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits

Exhibit Number	Description of Document

3.1	Certificate of Incorporation of the Registrant (as currently in effect) (incorporated by referenced to Exhibit 3.1(a) of the Registrant’s Registration Statement on Form S-4 filed on June 29, 2001, Commission File No. 333-64180)

3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant (as currently in effect) (incorporated by reference to Exhibit 3.1(b) of the Registrant’s Registration Statement on Form S-4 filed on June 29, 2001, Commission File No. 333-64180)

3.3	Amended and Restated Bylaws of the Registrant (as currently in effect) (incorporated by reference to Exhibit 3.6 of the Registrant’s Registration Statement on Form S-4 filed on June 29, 2001, Commission File No. 333-64180)

3.4	Amended and Restated Certificate of Incorporation of the Registrant (to be filed with the Delaware Secretary of State prior to closing of the offering referred to in the Registration Statement) (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-123260))

3.5	Amended and Restated Bylaws of the Registrant (to be adopted prior to closing of the offering referred to in the Registration Statement) (incorporated by reference to Exhibit 3.5 of the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-123260))

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.11 of the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-123260))

4.2	Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-123260))

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

PREMIUM STANDARD FARMS, INC.
Date: June 8, 2005	By:	/s/ Stephen A. Lightstone
Stephen A. Lightstone
Chief Financial Officer